Snap One Reports Fiscal Fourth Quarter and Full Year 2022 Results

Full Year 2022 Net Sales of $1.124 Billion

Notable Achievements Across Product Suite and Growth Verticals Build on Best-In-Class Integrator Partner Experience

Company Introduces Financial Outlook for Fiscal 2023

CHARLOTTE, N.C. – March 14, 2023 – Snap One Holdings Corp. (Nasdaq: SNPO) ("Snap One," the "Company," "we," or "our"), a provider of smart living products, services, and software to professional integrators, reported financial results for the fiscal fourth quarter and full year ended December 30, 2022.

Fiscal Full Year 2022 and Recent Operational Highlights

- Continued investment to deliver industry-leading integrator **partner experience**
  - Awarded 17 2022 CE Pro Quest for Quality Awards out of 22 identified sub-categories
  - Ranked a top-three brand 40 times across 62 identified product sub-categories in the 2022 CE Pro 100 Brand Analysis Awards
  - Introduced a new Partner Rewards program, unifying the Snap One partner experience under a single loyalty program
- Delivered on **new product innovation** and enhanced **software platform capabilities**
  - Successfully introduced exciting new products across outdoor audio and lighting, linear lighting, control, surveillance, and networking product categories
  - Received two Mark of Excellence awards at the Consumer Electronics Show ("CES") 2023:
    - Episode Radiance as 'Outdoor Living Product of the Year'
    - Control4 Core Series Controllers as 'Whole-House Control/System Management Product of the Year'
  - Released Control4 OS 3.3.0 update and introduced OvrC Connect app
- Continued to demonstrate progress in key **commercial and security growth markets**
  - Focused product development, including the Control4 Multi-Display Manager functionality voted an 'AV Technology Best of InfoComm 2022' award winner
  - Acquired home automation and security products provider Clare Controls
- Expanded **local branch** presence
  - Opened eight net new local branches in 2022 and acquired two new branches in Canada (through the acquisition of Staub), bringing the total number to 41 at year end
- Executed against **capital allocation priorities**
  - Strengthened balance sheet by securing an incremental $55 million term loan to provide additional liquidity for general corporate purposes
  - Continued investment to drive organic growth
  - Closed three accretive tuck-in acquisitions
    - Acquired Staub in January 2022
    - Acquired Clare Controls in August 2022
    - Acquired Parasol in October 2022

1

2 Management Commentary “In a year largely defined by global market uncertainty, our team’s steadfast commitment to our growth strategy delivered positive results in 2022,” said Snap One CEO John Heyman. “After a resilient fourth quarter, we closed 2022 with $1.124 billion of net sales, $8.7 million of net loss and $114.1 million of adjusted EBITDA, representing 11.5%, 76.2% and 3.0% year-over-year improvement, respectively. During the year our team successfully navigated inflationary and supply chain challenges, made significant investments into our product offerings and services capabilities, expanded our distribution presence both domestically and internationally, and continued to position the company for sustained long-term growth. “Our continued focus on developing our leading integrator partner experiences resulted in notable strategic progress. This past year, we introduced a variety of award-winning products and capabilities, acquired Staub, Clare Controls, and Parasol, and opened eight net new local branches. We are taking a pragmatic approach to 2023, balancing near-term profitability while continuing to make key organic growth investments. Overall, we remain committed to revolutionizing smart living as we drive long- term growth and margin expansion for Snap One.” Fiscal Fourth Quarter 2022 Financial Results Results compare 2022 fiscal fourth quarter end (December 30, 2022) to 2021 fiscal fourth quarter end (December 31, 2021) unless otherwise indicated. 2022 fiscal fourth quarter is a 13-week period, while 2021 fiscal fourth quarter included a 14th week. Results are represented on an as reported basis, unless otherwise indicated. ● Net sales decreased 1.9% to $268.2 million from $273.5 million in the comparable year-ago period. Excluding the extra fiscal week in 2021, net sales increased 5.0% year-over-year. ● Contribution margin, a non-GAAP measurement of operating performance reconciled below, decreased 0.1% to $105.8 million (39.4% of net sales) in the fiscal fourth quarter from $105.9 million (38.7% of net sales) in the comparable year-ago period. ● Selling, general and administrative (SG&A) expenses decreased 9.0% to $83.0 million (31.0% of net sales) from $91.2 million (33.4% of net sales) in the comparable year-ago period. ● Net loss decreased 48.1% to $4.1 million (-1.5% of net sales) compared to net loss of $7.8 million (-2.9% of net sales) in the comparable year-ago period. ● Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, increased 3.7% to $26.9 million (10.0% of net sales) compared to $26.0 million (9.5% of net sales) in the comparable year-ago period. ● Adjusted net income, a non-GAAP measurement of operating performance reconciled below, decreased 24.9% to $10.5 million (3.9% of net sales) from $13.9 million (5.1% of net sales) in the comparable year-ago period. Fiscal Full Year 2022 Financial Results Results compare 2022 fiscal year end (December 30, 2022) to 2021 fiscal year end (December 31, 2021) unless otherwise indicated. 2022 fiscal full year is a 52-week period, while 2021 fiscal full year included a 53rd week. Results are represented on an as reported basis, unless otherwise indicated. ● Net sales increased 11.5% to $1,123.8 million from $1,008.0 million in the comparable year-ago period. Excluding the extra fiscal week in 2021, net sales increased 13.5% year-over-year.

3 ● Contribution margin, a non-GAAP measurement of operating performance reconciled below, increased 8.1% to $441.2 million (39.3% of net sales) in the fiscal year from $408.1 million (40.5% of net sales) in the comparable year-ago period. ● Selling, general and administrative (SG&A) expenses increased 1.2% to $354.3 million (31.5% of net sales) from $350.3 million (34.7% of net sales) in the comparable year-ago period. ● Net loss decreased $27.8 million to $8.7 million (-0.8% of net sales) compared to net loss of $36.5 million (-3.6% of net sales) in the comparable year-ago period. ● Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, increased 3.0% to $114.1 million (10.2% of net sales) compared to $110.8 million (11.0% of net sales) in the comparable year-ago period. ● Adjusted net income, a non-GAAP measurement of operating performance reconciled below, decreased 1.9% to $52.6 million (4.7% of net sales) from $53.6 million (5.3% of net sales) in the comparable year-ago period. ● Net cash used in operating activities totaled $23.1 million in the fiscal year ended December 30, 2022, compared to net cash used in operating activities of $30.4 million in the comparable year- ago period. ● Free cash flow, a non-GAAP measurement of operating performance reconciled below, totaled $(44.6) million in the fiscal year ended December 30, 2022, compared to $(40.4) million in the comparable year-ago period. ● At the end of fiscal 2022, cash and cash equivalents were $21.1 million, compared to $40.6 million on December 31, 2021. Additional Revenue Disaggregation and Key Performance Indicators (“KPIs”) As first disclosed in the Company’s 2022 fiscal first quarter, Snap One now provides additional disclosures, including specific revenue disaggregation metrics and KPIs. The Company distinguishes its Domestic revenue reporting between professional integrator sales and sales through other channels (“Domestic Other”). Domestic integrator revenue represents the majority of Snap One’s business today and is transacted on a direct-to-integrator basis, while Domestic Other revenue reflects recently acquired entities, excluding the impact of recently acquired businesses domestically, specifically Access Networks, and revenue generated through managed transactions with non-integrator customers, such as national accounts. Additionally, the Company disaggregates revenue by product type to distinguish between proprietary products and third-party products. A proprietary product is one where Snap One has developed the products and services internally and is distributed under one of Snap One’s proprietary brands. A proprietary product typically generates a higher contribution margin rate to Snap One relative to a third-party product. All the revenue disaggregation disclosures are reported on a quarterly basis. In addition to the measures presented in the consolidated financial statements, Snap One also presents the following key performance indicators annually on a fiscal year-end basis. These metrics are: • Transacting Domestic Integrators • Spend per Transacting Domestic Integrator

4 In fiscal year 2022, Snap One transacted with 20.1 thousand domestic integrators who each spent $45.5 thousand on average. On a year-over-year basis, the number of transacting domestic integrators and spend per transacting domestic integrator increased 0.5% and 9.6%, respectively. Over time, the Company has demonstrated the consistent ability to grow both its number of domestic integrators and its spend per domestic integrator. For additional detail, please reference the Financial Tables section at the end of this press release and the supplemental earnings presentation, which can be found at investors.snapone.com. Stock Repurchase Program On May 12, 2022, Snap One announced that its Board of Directors had approved a stock repurchase program that authorized potential repurchases of up to $25 million of its common stock from the date of approval through the end of 2023. Under the repurchase program, the Company may purchase shares of common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans or through the use of other strategies such as accelerated share repurchases. Snap One expects to fund the repurchase with its existing cash balance and cash generated from operations. As of December 30, 2022, the Company had repurchased 269,473 shares of its common stock through this program for an aggregate amount of $2.9 million. Fiscal 2023 Financial Outlook “Looking ahead to the rest of 2023 and beyond, we remain confident in our growth algorithm,” Heyman continued. “Still, we believe that it is prudent to acknowledge and adjust to economic conditions, and we remain cautious of lingering headwinds in an uncertain global economy. As such, we have taken a pragmatic approach to our 2023 outlook. “With these factors in mind, we expect net sales in the fiscal year ending December 29, 2023 to range between $1.05 billion and $1.09 billion, which would represent a decrease of 6.6% to 3.0% compared to the prior fiscal year on an as-reported basis. For fiscal 2023, we expect adjusted EBITDA1 to range between $107 million and $115 million, which would represent a decrease of 6.2% to an increase of 0.8% compared to the prior fiscal year on an as-reported basis. While the unpredictable macroeconomic reality persists, we have a sustainable, long-term growth strategy as well as a resilient team in place, and we continue to believe in our path forward.” Supplemental Earnings Presentation The Company has posted a supplemental earnings presentation accompanying its fiscal fourth quarter and full year 2022 results to the Events & Presentations section of its Investor Relations website, which can be found at investors.snapone.com. Conference Call 1 We have not reconciled the forward-looking adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

5 Snap One management will hold a conference call today, March 14, 2023 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO John Heyman and CFO Mike Carlet will host the call, followed by a question-and-answer period. Registration Link: Click here to register Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Investor Relations at 949- 574-3860. The conference call will be broadcast live and available for replay here and via the Investor Relations section of Snap One's website. About Snap One As a leading distributor of smart living technology, Snap One empowers its vast network of professional integrators to deliver entertainment, connectivity, automation, and security solutions to residential and commercial end users worldwide. Snap One distributes an expansive portfolio of proprietary and third-party products through its intuitive online portal and local branch network, blending the benefits of e-commerce with the convenience of same-day pickup. The Company provides software, award-winning support, and digital workflow tools to help its integrator partners build thriving and profitable businesses. Additional information about Snap One can be found at snapone.com. Snap One intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of the Snap One website at investors.snapone.com. Accordingly, investors should monitor such portion of the website, in addition to following the Company’s press releases, Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts. Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including contribution margin, adjusted EBITDA, adjusted net income, and free cash flow. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP. We use the following non- GAAP measures to help us monitor the performance of our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions: Contribution margin, which is defined as net sales less cost of sales, exclusive of depreciation and amortization, divided by net sales. Adjusted EBITDA, which is defined as net loss, plus interest expense, income tax benefit, depreciation and amortization, other expense (income), net further adjusted to exclude equity-based compensation, acquisition- and integration-related costs and certain other non-recurring, non-core, infrequent or unusual charges as described below.

6 Adjusted net income, which is defined as net loss plus amortization further adjusted to exclude equity- based compensation, acquisition- and integration-related costs, IPO cost, expense related to interest rate cap and certain non-recurring, non-core, infrequent or unusual charges, including the estimated tax impacts of these adjustments. Free cash flow, which is defined as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment as well as purchases of information technology, software development and leasehold improvements). Contribution margin, adjusted EBITDA, adjusted net income and free cash flow are key measures used by management to understand and evaluate our financial performance, trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and analyze investments in initiatives that are focused on cultivating new markets for our products and services. We believe contribution margin, adjusted EBITDA, adjusted net income and free cash flow are useful measurements for analysts, investors, and other interested parties to evaluate companies in our markets as they help identify underlying trends that could otherwise be masked by certain expenses that we do not consider indicative of our ongoing performance. Contribution margin, adjusted EBITDA, adjusted net income and free cash flow have limitations as analytical tools. These measures are not calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, contribution margin, adjusted EBITDA, adjusted net income and free cash flow may not be comparable to similarly titled metrics of other companies due to differences among the methods of calculation. In addition, where noted, we present some comparative information in this press release excluding the impact of the 14th week in fiscal fourth quarter 2021 and the 53rd week in fiscal year 2021. We believe that this information will assist analysts, investors, and other interested parties in evaluating our performance in fiscal fourth quarter 2022 and fiscal year 2022 relative to our performance in the corresponding prior year periods. This information is not calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the information contained in this press release prepared in accordance with GAAP. See below for a schedule reflecting the impact of the 14th week in fiscal fourth quarter 2021 and the 53rd week in fiscal year 2021 on certain of the financial measures reflected in this press release. Cautionary Statements Concerning Forward-Looking Statements Certain statements contained in this press release constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views with respect to, among other things, our operations, earnings and financial performance, including our guidance for 2023. You can identify these forward- looking statements by the use of words such as “outlook,” “indicator,” “believes,” “project,” “forecast,” “targets,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the risks related to our business and industry, risks related to our products, risks related to our manufacturing and supply chain, risks related to our distribution channels, risks related to laws and regulations, risks related to cybersecurity and privacy, risks related to intellectual property, risks related to our international operations, risks related to our indebtedness, risks related to interest

7 rate and exchange rate volatility, risks related to our financial statements, risks related to our common stock, and other risks as described under the section entitled “Risk Factors” in our latest Annual Report on Form 10-K filed with the SEC, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and, except as required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Contacts Media: Danielle Karr Director, Public Relations & Events Danielle.Karr@SnapOne.com Investors: Tom Colton and Matt Glover Gateway Investor Relations 949-574-3860 IR@SnapOne.com -Financial Tables to Follow-

snap one

Snap One Holdings Corp. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		For the Years Ended	
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Net sales	$ 268,238	$ 273,494	$ 1,123,811	$ 1,008,013
Costs and expenses:				
Cost of sales, exclusive of depreciation and amortization	162,476	167,626	682,638	599,923
Selling, general and administrative expenses	83,045	91,233	354,345	350,252
Depreciation and amortization	14,915	14,384	59,582	56,581
Total costs and expenses	260,436	273,243	1,096,565	1,006,756
Income from operations	7,802	251	27,246	1,257
Other expenses (income):				
Interest expense	11,152	6,573	35,839	33,162
Loss on extinguishment of debt	—	5,427	—	12,072
Other expense (income), net	1,404	(655)	1,541	(878)
Total other expenses	12,556	11,345	37,380	44,356
Loss before income taxes	(4,754)	(11,094)	(10,134)	(43,099)
Income tax benefit	(697)	(3,269)	(1,459)	(6,642)
Net loss	(4,057)	(7,825)	(8,675)	(36,457)
Net loss attributable to noncontrolling interest	(4)	(10)	(49)	(55)
Net loss attributable to Company	$ (4,053)	$ (7,815)	$ (8,626)	$ (36,402)
Net loss per share, basic and diluted	$ (0.05)	$ (0.11)	$ (0.12)	$ (0.56)
Weighted average shares outstanding, basic and diluted	74,901	74,379	74,651	65,541

8

Snap One Holdings Corp. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except par value)

	As of	
	December 30, 2022	December 31, 2021
Assets		
Current assets:		
Cash and cash equivalents	$ 21,117	$ 40,577
Accounts receivable, net	48,174	52,620
Inventories	314,588	210,964
Prepaid expenses	22,913	27,093
Other current assets	5,930	8,021
Total current assets	412,722	339,275
Long-term assets:		
Property and equipment, net	34,958	22,603
Goodwill	592,186	580,761
Other intangible assets, net	554,419	587,192
Operating lease right-of-use assets	54,041	—
Other assets	4,195	10,550
Total assets	$ 1,652,521	$ 1,540,381
Liabilities and stockholders' equity		
Current liabilities:		
Current maturities of long-term debt	$ 5,063	$ 3,488
Accounts payable	77,443	72,781
Accrued liabilities	64,605	75,517
Current operating lease liability	10,574	—
Current tax receivable agreement liability	10,191	—
Total current liabilities	167,876	151,786
Long-term liabilities:		
Revolving credit facility, net	10,800	—
Long-term debt, net of current portion	496,795	449,256
Deferred income tax liabilities, net	43,515	48,555
Operating lease liability, net of current portion	50,896	—
Tax receivable agreement liability, net of current portion	101,262	112,406
Other liabilities	24,206	30,103
Total liabilities	895,350	792,106
Commitments and contingencies (Note 16)		
Stockholders' equity:		
Common stock, $0.01 par value, 500,000 shares authorized; 75,042 shares issued and outstanding as of December 30, 2022 and 74,427 shares issued and outstanding at December 31, 2021	750	744
Preferred stock, $0.01 par value; 50,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	848,703	826,718
Accumulated deficit	(88,046)	(79,420)
Accumulated other comprehensive (loss) income	(4,236)	(28)
Company's stockholders' equity	757,171	748,014
Noncontrolling interest	—	261
Total stockholders' equity	757,171	748,275
Total liabilities and stockholders' equity	$ 1,652,521	$ 1,540,381

9

snap one

Snap One Holdings Corp. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	For the Years Ended	
	December 30, 2022	December 31, 2021
Cash flows from operating activities:		
Net loss	$ (8,675)	$ (36,457)
Adjustments to reconcile net loss to net cash from operating activities:		
Depreciation and amortization	59,582	56,581
Amortization of debt issuance costs	2,146	5,053
Loss on extinguishment of debt	—	12,072
Interest rate cap expense	2,563	—
Deferred income taxes	(7,652)	(7,977)
Equity-based compensation	23,291	21,522
Non-cash operating lease expense	13,258	—
Bad debt expense	764	801
Fair value adjustment to contingent value rights	(7,200)	4,900
Fair value adjustment to tax receivable agreement	(953)	(275)
Valuation adjustment to contingent liability	(1,750)	—
Loss on notes receivable	5,872	—
Other, net	83	437
Change in operating assets and liabilities:		
Accounts receivable	6,113	(2,956)
Inventories	(100,873)	(51,844)
Prepaid expenses and other assets	5,877	(27,407)
Accounts payable and accrued liabilities	(6,296)	(4,865)
Operating lease liabilities	(9,220)	—
Net cash used in operating activities	(23,070)	(30,415)
Cash flows from investing activities:		
Acquisition of business, net of cash acquired	(30,539)	(26,025)
Purchases of property and equipment	(21,492)	(10,004)
Issuance of notes receivable	(600)	(925)
Other, net	75	(429)
Net cash used in investing activities	(52,556)	(37,383)
Cash flows from financing activities:		
Proceeds from long-term debt	55,000	465,000
Payments on long-term debt	(3,488)	(672,608)
Payments of debt issuance costs	(4,239)	(9,709)
Proceeds from revolving credit facility	69,000	—
Payments on revolving credit facility	(57,000)	—
Proceeds from initial public offering, net of offering costs	—	249,154
Proceeds from employee stock purchase plan	1,071	—
Repurchase and retirement of common stock	(2,832)	—
Net cash provided by financing activities	57,512	31,837
Effect of exchange rate changes on cash and cash equivalents	(1,346)	(920)
Net decrease in cash and cash equivalents	(19,460)	(36,881)
Cash and cash equivalents at beginning of the period	40,577	77,458
Cash and cash equivalents at end of the period	$ 21,117	$ 40,577
Supplementary cash flow information:		
Cash paid for interest	$ 33,639	$ 34,273
Cash paid for taxes, net	$ 5,689	$ 2,065
Noncash investing and financing activities:		
Noncash tax receivable agreement liability	$ —	$ 112,681
Noncash equity contribution	$ 1,100	$ 10,025
Capital expenditure in accounts payable	$ 738	$ 775

10

snap one

Snap One Holdings Corp. and Subsidiaries
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended		For the Years Ended	
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Net loss	$ (4,057)	$ (7,825)	$ (8,675)	$ (36,457)
Interest expense	11,152	6,573	35,839	33,162
Income tax benefit	(697)	(3,269)	(1,459)	(6,642)
Depreciation and amortization	14,915	14,384	59,582	56,581
Other expense (income), net	1,404	(655)	1,541	(878)
Loss on extinguishment of debt	—	5,427	—	12,072
Equity-based compensation	5,354	4,893	23,291	21,522
Acquisition and integration related costs[(a)]	755	113	1,317	407
Compensation expense for payouts in lieu of TRA participation[(b)]	279	284	1,116	10,925
IT system transition costs[(c)]	284	—	552	—
Deferred revenue purchase accounting adjustment[(d)]	—	122	164	540
Fair value adjustment to contingent value rights[(e)]	(1,000)	3,700	(7,200)	4,900
Fair value adjustment to contingent consideration[(f)]	(1,750)	—	(1,750)	—
Deferred acquisition payments[(g)]	78	1,384	1,085	6,532
Loss on notes receivable[(h)]	—	—	5,872	—
Initial public offering costs[(i)]	—	186	—	4,755
Other professional services costs[(j)]	293	—	2,116	—
Other[(k)]	(88)	644	677	3,337
Adjusted EBITDA	$ 26,922	$ 25,961	$ 114,068	$ 110,756

11

snap one

Snap One Holdings Corp. and Subsidiaries
Reconciliation of Net Loss to Adjusted Net Income
(in thousands)

	Three Months Ended		For the Years Ended	
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Net loss	$ (4,057)	$ (7,825)	$ (8,675)	$ (36,457)
Amortization	12,435	12,293	50,229	48,553
Equity-based compensation	5,354	4,893	23,291	21,522
Foreign currency loss (gains)	(36)	(147)	88	131
Interest rate cap expense	2,563	—	2,563	—
Los on extinguishment of debt	—	5,427	—	12,072
Gain on sale of business	—	—	—	—
Acquisition and integration related costs[(a)]	755	113	1,317	407
Compensation expense for payouts in lieu of TRA participation[(b)]	279	284	1,116	10,925
IT system transition costs[(c)]	284	—	552	—
Deferred revenue purchase accounting adjustment[(d)]	—	122	164	540
Fair value adjustment to contingent value rights[(e)]	(1,000)	3,700	(7,200)	4,900
Fair value adjustment to contingent consideration[(f)]	(1,750)	—	(1,750)	—
Deferred acquisition payments[(g)]	78	1,384	1,085	6,532
Loss on notes receivable[(h)]	—	—	5,872	—
Initial public offering costs[(i)]	—	186	—	4,755
Other professional services costs[(j)]	293	—	2,116	—
Other[(k)]	(170)	585	858	3,172
Income tax effect of adjustments[(l)]	(4,566)	(7,083)	(19,058)	(23,489)
Adjusted Net Income	$ 10,462	$ 13,932	$ 52,568	$ 53,563

(a) Represents costs directly associated with acquisitions and acquisition-related integration activities. These costs also include certain restructuring costs (e.g., severance) and other third-party transaction advisory fees associated with planned and completed acquisitions.

(b) Represents non-recurring expense related to payments to certain pre-IPO owners in lieu of their participation in the TRA. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to the establishment of the TRA.

(c) Represents costs associated with the implementation of enterprise resource planning systems, customer resource management systems, and business intelligence systems as part of our initiative to modernize our IT infrastructure.

(d) Represents an adjustment related to the fair value of deferred revenue related to the Control4 acquisition.

(e) Represents noncash gains and losses recorded from fair value adjustments related to contingent value right ("CVR") liabilities. Fair value adjustments related to CVR liabilities represent potential obligations to the prior sellers in conjunction with the acquisition of the Company by investment funds managed by Hellman & Friedman, LLC ("H&F") in August 2017.

(f) Represents noncash adjustment to the fair value of contingent consideration related to the ANLA, LLC ("Access Networks") acquisition.

(g) Represents expenses incurred related to deferred payments to employees associated with historical acquisitions. The deferred payments are cash retention awards for key personnel from the acquired companies and are expected to be paid to employees through 2023. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to acquisitions and are incremental to our typical compensation costs incurred and we do not expect such costs to be reflective of future increases in base compensation expense.

(h) Represents loss on notes receivable related to the Company's unsecured loan to Clare.

12

13 (i) Represents expenses related to professional fees in connection with preparation for our IPO. (j) Represents professional service fees associated with the preparation for Sarbanes-Oxley Act (“SOX”) compliance, the implementation of new accounting standards and accounting for non-recurring transactions. (k) Represents non-recurring expenses related to consulting, restructuring, and other expenses which management believes are not representative of our operating performance. (l) Represents the tax impacts with respect to each adjustment noted above after taking into account the impact of permanent differences using the statutory tax rate related to the applicable federal and foreign jurisdictions and the blended state tax rate.

14 Snap One Holdings Corp. and Subsidiaries Contribution Margin (in thousands) (a) Cost of sales for the three months ended December 30, 2022 and December 31, 2021, excludes depreciation and amortization of $14,915 and $14,384, respectively. Cost of sales for the twelve months ended December 30, 2022 and December 31, 2021, excludes depreciation and amortization of $59,582 and $56,581, respectively. Net sales $ 268,238 $ 273,494 $ 1,123,811 $ 1,008,013 Cost of sales, exclusive of depreciation and amortization (a) Net sales less cost of sales, exclusive of depreciation and amortization $ 105,762 $ 105,868 $ 441,173 $ 408,090 Contribution Margin % % % % Three Months Ended December 30, December 31, 39.4 38.7 2022 2021 162,476 167,626 682,638 599,923 39.3 40.5 For the Years Ended December 30, December 31, 2022 2021

15 Snap One Holdings Corp. and Subsidiaries Free Cash Flow (in thousands) Net cash used in operating activities $ (23,070) $ (30,415) Purchases of property and equipment Free Cash Flow $ (44,562) $ (40,419) (21,492) (10,004) For the Years Ended December 30, December 31, 2022 2021

Snap One Holdings Corp. and Subsidiaries
Revenue by Geography
(in thousands)

	Three Months Ended		For the Years Ended	
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Domestic integrators[a]	$ 219,578	$ 226,132	$ 913,832	$ 829,845
Domestic other[b]	11,770	17,409	57,877	59,155
International[c]	36,890	29,953	152,102	119,013
Total	$ 268,238	$ 273,494	$ 1,123,811	$ 1,008,013

(a) Domestic integrators is defined as professional "do-it-for-me" integrator customers who transact with Snap One through a traditional integrator channel in the United States, excluding the impact of recently acquired businesses domestically, specifically Access Networks.

(b) Domestic other is defined as recently acquired entities, specifically Access Networks, and revenue generated through managed transactions with non-integrator customers, such as national accounts.

(c) International consists of all integrators and distributors who transact with Snap One outside of the United States.

16

17 Snap One Holdings Corp. and Subsidiaries Revenue by Product Type (in thousands) (a) Proprietary products consist of products and services internally developed by Snap One and sold under one of Snap One’s proprietary brands. (b) Third-party products consist of products that Snap One distributes but to which Snap One does not own the intellectual property. Proprietary products (a) $ 173,634 $ 185,528 $ 762,088 $ 702,626 Third-party products (b) Total $ 268,238 $ 273,493 $ 1,123,811 $ 1,008,013 94,604 87,965 Three Months Ended December 30, December 31, 2022 2021 361,723 305,387 For the Years Ended December 30, December 31, 2022 2021

18 Snap One Holdings Corp. and Subsidiaries Key Performance Indicators (in thousands) (a) Domestic integrator is defined as professional DIFM integrator customers who transact with Snap One through a traditional integrator channel in the United States, excluding the impact of recently acquired businesses domestically, specifically Access Networks. Domestic integrator (a) net sales $ 913,832 $ 829,845 Divided by: Transacting domestic integrators (in thousands) 20.1 20.0 Spend per domestic integrator $ 45.5 $ 41.5 Year over year growth % Transacting domestic integrators 0.5% 11.7 % Spend per domestic integrator 9.6% 8.4 % For the Years Ended December 31,December 30, 20212022

19 Snap One Holdings Corp. and Subsidiaries Impact of the 14th Week in Fiscal Fourth Quarter 2021 and the 53rd Week in Fiscal Year 2021 on Certain of the Financial Measures2 (in thousands) 2 Net Sales in the 14th week of fiscal fourth quarter 2021 and the 53rd week of Fiscal Year 2021 were measured using actual sales that occurred in that time period. This additional week resulted in Net Sales of $17.9 million that otherwise did not occur in 2022. December 30, December 31, December 30, December 31, 2022 2021 2022 2021 Net sales 268,237$ 273,494$ 1,123,811$ 1,008,013$ Year over year growth % (1.9%) 11.5% Net sales benefit of additional fiscal week 17,911 17,911 Net sales excluding impact of additional fiscal week 268,237$ 255,583$ 1,123,811$ 990,102$ Year over year growth % 5.0% 13.5% Three Months Ended For the Years Ended